As filed with the Securities and Exchange Commission on January 30, 2004

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Nelnet, Inc.

(Exact name of registrant as specified in its charter)

Nebraska	84-0748903
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

121 South 13th Street
Suite 201
Lincoln, Nebraska	68508
(Address of Principal Executive Offices)	(Zip Code)

NELNET, INC. EMPLOYEE SHARE PURCHASE PLAN
NELNET, INC. DIRECTORS STOCK COMPENSATION PLAN
NELNET, INC. RESTRICTED STOCK PLAN
(Full title of the plan)

Terry J. Heimes
Chief Financial Officer
Nelnet, Inc.
121 South 13th Street
Suite 201
Lincoln, Nebraska 68508
(Name and address of agent for service)
(402) 458-2303
(Telephone number, including area code, of agent for service)

Copies to:

Gerald S. Tanenbaum, Esq	Daniel F. Kaplan, Esq.
Cahill Gordon & Reindel LLP	Perry, Guthery, Haase & Gessford, P.C., L.L.O.
80 Pine Street	233 South 13th Street, Suite 1400
New York, New York 10005	Lincoln, Nebraska 68508
(212) 701-3000	(402) 476-9200

CALCULATION OF REGISTRATION FEE

Title of Securities to be	Amount to be	Proposed Maximum	Proposed Maximum	Amount of
Registered	Registered (1)	Offering Price Per Share (2)	Aggregate Offering Price (2)	Registration Fee (2)

Class A Common Stock, par value $0.01 per share	2,100,000 shares	$23.25	$48,825,000	$6,186.13

(1)	Represents 1,000,000 shares issuable under the Nelnet, Inc. Employee Share Purchase Plan, 100,000 shares issuable under the Nelnet, Inc. Directors Stock Compensation Plan and 1,000,000 shares issuable under the Nelnet, Inc. Restricted Stock Plan. In addition, pursuant to Rule 416 under the Securities Act, this Registration Statement will cover such indeterminate number of shares of Class A Common Stock of Nelnet, Inc. that may be issued in respect of stock splits, stock dividends and similar transactions.

(2)	The price of $23.25 per share, which was the average of the high and low prices of the Registrant’s Class A Common Stock on the New York Stock Exchange on January 26, 2004, is set forth solely for the purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended.

PART I

INFORMATION REQUIRED
IN THE SECTION 10(a) PROSPECTUS

ITEM 1.   PLAN INFORMATION.*

ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

*	As permitted by Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plans covered by this Registration Statement as required by Rule 428(b). Such documents are not being filed with the Securities and Exchange Commission (the “Commission”) as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424(b) under the Securities Act.

I-1

PART II

INFORMATION REQUIRED
IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.

                    The following documents have been filed by Nelnet, Inc. (the “Registrant”) with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are hereby incorporated by reference:

(1)	the prospectus filed pursuant to Rule 424(b) under the Securities Act on December 11, 2003; and

(2)	the description of Class A Common Stock in the Registration Statement on Form 8-A (File No. 001-31924) filed on December 8, 2003 under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report for the purpose of updating such description.

                    All documents filed by the Registrant with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date any such document is filed.

                    Any statements contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement except as so modified or superseded.

ITEM 4.   DESCRIPTION OF SECURITIES.

                    The description of the Registrant’s Class A Common Stock to be offered pursuant to this Registration Statement has been incorporated by reference into this Registration Statement as described in Item 3 of this Part II.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

                    Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                    The Registrant’s articles of incorporation contain a provision which limits the personal liability of each of its directors for monetary damages for breaches of fiduciary duty as a director to the Registrant or its shareholders, except for liability of a director for the following:

•	breach of the duty of loyalty to the Registrant or its shareholders for acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law;

•	any transaction from which the director derived an improper personal benefit; or

•	violations under provisions of the Nebraska Business Corporation Act relating to unlawful payments of dividends or unlawful stock purchases or redemptions.

                    The inclusion of this provision in the Registrant’s articles of incorporation may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter shareholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefited the Registrant and its shareholders. The Registrant’s by-laws also contain provisions indemnifying its directors and officers to the fullest extent permitted by the Nebraska Business Corporation Act. Management believes that these provisions will assist the Registrant in attracting and retaining qualified individuals to serve as directors.

                    The Registrant’s articles of incorporation and its by-laws provide that the Registrant will indemnify each person who was or is made a party or threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or an officer of the Registrant, to the fullest extent allowed by the Nebraska Business Corporation Act. This right of indemnification shall include the right to be paid by the Registrant the expenses, including attorneys’ fees, incurred in defending any such proceeding in advance of its final disposition. However, if Nebraska law so requires, the advancement of such expenses will only be made upon the delivery to the Registrant of an undertaking by or on behalf of such person to repay all amounts so advanced if it shall ultimately be determined by final judicial decision, from which there is no further right to appeal, that such person is not entitled to be indemnified for such expenses by the Registrant.

                    In addition, the Registrant’s articles of incorporation and its by-laws provide that the Registrant may maintain insurance to protect itself and any director, officer, employee or agent of the Registrant against any expense, liability or loss, whether or not the Registrant would have the power to indemnify a person against any expense, liability or loss under Nebraska law. The Registrant’s articles of incorporation and its by-laws further provide that the Registrant may, to the extent permitted by the board of directors, grant rights to indemnification, and rights to advancement of expenses, to any employee or agent of the Registrant. The Registrant has obtained insurance for the benefit of its officers and directors insuring such persons against liabilities, including liabilities under the securities laws.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

                    Not applicable.

ITEM 8.   EXHIBITS.

                    The exhibits to this Registration Statement are listed in the Exhibit Index on page II-6 of this Registration Statement, which index is incorporated herein by reference.

ITEM 9.   UNDERTAKINGS.

                    The undersigned Registrant hereby undertakes:

                    (1)     To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

11-2

          (i)     to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii)     to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes and volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

          (iii)     to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                    (2)     That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    (3)     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit’s plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

11-3

SIGNATURES

                    Pursuant to the requirements of the Securities Act of 1933, the Registrant. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lincoln, State of Nebraska, on January 30, 2004.

NELNET, INC.

/s/ Michael S. Dunlap
Michael S. Dunlap
Chairman and Co-Chief Executive Officer (Co-Principal Executive Officer)

                    We, the undersigned directors of Nelnet, Inc., do hereby constitute and appoint Michael S. Dunlap, Stephen F. Butterfield and Terry J. Heimes, and each and any of them, our true and lawful attorneys-in-fact and agents to sign one or more Registration Statements on Form S-8 and all amendments and post-effective amendments to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as each might or could do in person, hereby ratifying and confirming each act that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue thereof.

                    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/Michael S. Dunlap
	Chairman and	January 30, 2004
Michael S. Dunlap	Co-Chief Executive Officer
(Co-Principal Executive Officer)
/s/Stephen F. Butterfield
	Vice Chairman and	January 30, 2004
Stephen F. Butterfield	Co-Chief Executive Officer
(Co-Principal Executive Officer)
/s/Terry J. Heimes
	Chief Financial Officer	January 30, 2004
Terry J. Heimes	(Principal Financial Officer and

/s/Don R. Bouc
	President and Director	January 30, 2004
Don R. Bouc	(Principal Accounting Officer)

/s/James P. Abel
	Director	January 30, 2004
James P. Abel

Signature	Title	Date

/s/ Thomas E. Henning
	Director	January 30, 2004
Thomas E. Henning

/s/ Michael Reardon
	Director	January 30, 2004
Michael Reardon

/s/ Arturo Moreno
	Director	January 30, 2004
Arturo Moreno

/s/ Brian J. O’Connor
	Director	January 30, 2004
Brian J. O’Connor

/s/ James H. Van Horn
	Director	January 30, 2004
James H. Van Horn

EXHIBIT INDEX

Exhibit
Number	Exhibit

4.1	Nelnet, Inc. Employee Share Purchase Plan (incorporated by reference to Exhibit 4.14 to the Registration Statement on Form S-1 dated August 19, 2003, as amended (Registration No. 333-108070)).
4.2	Nelnet, Inc. Directors Stock Compensation Plan (incorporated by reference to Exhibit 4.13 to the Registration Statement on Form S-1 dated August 19, 2003, as amended (Registration No. 333-108070)).
4.3	Nelnet, Inc. Restricted Stock Plan (incorporated by reference to Exhibit 4.12 to the Registration Statement on Form S-1 dated August 19, 2003, as amended (Registration No. 333-108070)).
5.1	Opinion of Perry, Guthery, Haase & Gessford, P.C., L.L.O. regarding the legality of the securities being registered.
23.1	Consent of KPMG LLP, Independent Auditors.
23.2	Consent of Perry, Guthery, Haase & Gessford, P.C., L.L.O (included in Exhibit 5.1).
24.1	Powers of Attorney authorizing execution of registration statement on Form S-8 on behalf of certain directors and officers of Nelnet, Inc. (included on the signature page to this registration statement).

II-6